Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31776, 333-31778, 333-49336, 333-69056, 333-72842, 333-113392, 333-121250 and 333-123771) and the Registration Statements on Form S-3 (Nos. 333-73778 and 333-120321) of Harris Interactive Inc. of our report, dated September 13, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Rochester, New York
September 13, 2005

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